UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-A/A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        AUDIO VISUAL SERVICES CORPORATION
             (Exact name of Registrant as specified in its charter)


                      DELAWARE                                   13-3466655
            (STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
          OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

111 WEST OCEAN BOULEVARD, SUITE 1110, LONG BEACH, CA                90802
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), check the  to General Instruction A.(d), check the
following box [ ]                        following box [X]



Securities Act registration statement file number to which this form relates (if applicable): Not Applicable


Securities to be registered pursuant to Section 12(b) of the Act:



Title of each class                  Name of Each Exchange on Which Each
to be so registered                       Class is to be Registered
-------------------                  -----------------------------------
       None

Securities to be registered pursuant to Section 12(g) of the Act:



                     Common Stock, $.01 par value per share
--------------------------------------------------------------------------------
                                (Title of Class)

                                EXPLANATORY NOTE

The Common Stock, $.01 par value per share, of Audio Visual Services Corporation, a Delaware corporation (the "Registrant"), are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). Effective March 19, 2001, the Registrant's Common Stock will be delisted from the New York Stock Exchange and will be listed on the OTC Bulletin Board under the trading symbol AVSV. The purpose of filing this amendment to Form 8-A is to change the registration of the Registrant's Common Stock from being registered under Section 12(b) of the Exchange Act to a registration under Section 12(g) of the Exchange Act.



Item 1. Description of Registrant's Securities To Be Registered.

Information with respect to the Common Stock, $.01 par value per share, of the Registrant is incorporated by reference to the section captioned "Description of Capital Stock" on the Registrant's Registration Statement previously filed on Form S-1 (File No. 33-80481).

Item 2. Exhibits

3.1 Restated Certificate of Incorporation of the Registrant, filed March 15, 1996, with the Secretary of the State of Delaware (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 and incorporated herein by reference).

3.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, filed March 30, 1998, with the Secretary of State of the State of Delaware (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 and incorporated herein by reference).

3.3 Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of the Registrant, filed June 29, 2000, with the Secretary of the State of Delaware (filed as Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 and incorporated herein by reference).

3.4 Third Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1998 and incorporated herein by reference).

4     Certificate  of Specimen of  Certificate  of Stock  Certificate  (filed as
      Exhibit  4  to  the  Registrant's   Registration  Statement  on  Form  S-1
      (Registration No. 33-80481) and incorporated herein by reference).

--------------------------------------------------------------------------------


                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             AUDIO VISUAL SERVICES CORPORATION

Dated:  March 19, 2001       By: /s/ DIGBY J. DAVIES
                                     ---------------
                                     Digby J. Davies
                                     President, Chief Operating Officer & acting
                                     Chief Financial Officer